Gran Tierra Energy Inc. Announces Appointment of Chief Operating Officer

CALGARY, ALBERTA, October 3, 2019, Gran Tierra Energy Inc. ("Gran Tierra" or the "Company") (NYSE American:GTE)(TSX:GTE)(LSE:GTE) is pleased to announce the appointment of Mr. Tony Berthelet as Chief Operating Officer ("COO"). Mr. Berthelet is a Professional Engineer with over 20 years of multi-disciplinary upstream oil and gas experience and eight years of executive level leadership experience. He has held several senior management roles focused on production, operations and asset development, including the implementation and optimization of secondary and enhanced oil recovery projects.
Prior to joining Gran Tierra, Mr. Berthelet was the President and Chief Executive Officer of Strategic Oil and Gas Ltd. ("Strategic"), where he focused on implementing operational and organizational efficiencies while growing production and value from light oil fields in Western Canada. Prior to joining Strategic, he led the revitalization of the Cardium waterflood development for Obsidian Energy Ltd. as Vice President, Development and Operations. Earlier in his career, he gained international leadership experience through project management roles focused on enhanced oil recovery evaluation projects with Vermilion Energy Inc. in France and Nexen Inc. in Yemen.
Mr. Berthelet has a Bachelor of Science (Geological Engineering) from the University of Saskatchewan, is a practicing member of The Association of Professional Engineers and Geoscientists of Alberta and holds a Project Management Professional designation from the Project Management Institute. He is also an active member of Society of Petroleum Engineers.
Message to Shareholders
Gary Guidry, President and Chief Executive Officer of Gran Tierra, commented: "We are very pleased to have Tony join Gran Tierra in the new position of COO. He brings proven senior leadership capabilities and extensive experience in implementing and improving waterfloods to maximize ultimate oil recoveries. His skill set will complement the existing excellent teams at Gran Tierra and add immediate value to the Company’s ongoing production ramp-up across our portfolio and future field developments.”
Contact Information

For investor and media inquiries please contact:

Gary Guidry
President & Chief Executive Officer

Ryan Ellson
Executive Vice President & Chief Financial Officer

Rodger Trimble
Vice President, Investor Relations

+1-403-265-3221

info@grantierra.com

About Gran Tierra Energy Inc.

Gran Tierra Energy Inc. together with its subsidiaries is an independent international energy company focused on oil and natural gas exploration and production in Colombia and Ecuador. The Company is focused on its existing portfolio of assets in Colombia and Ecuador and will pursue new growth opportunities throughout Colombia and Latin America, leveraging our financial strength. The Company’s common stock trades on the NYSE American, the Toronto Stock Exchange and the London Stock Exchange under the ticker symbol GTE. Additional information concerning Gran Tierra is available at www.grantierra.com. Information on the Company's website does not constitute a part of this press release. Investor inquiries may be directed to info@grantierra.com or (403) 265-3221.

Gran Tierra's Securities and Exchange Commission filings are available on the SEC website at http://www.sec.gov and on SEDAR at http://www.sedar.com and UK regulatory filings are available on the National Storage Mechanism website at www.morningstar.co.uk/uk/nsm.

Forward-Looking Statements and Legal Advisories:

This press release contains opinions and other statements about future events or results that constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and financial outlook and forward-looking information within the meaning of applicable Canadian securities laws (collectively, "forward-looking statements"), which can be identified by such terms as “expect,” “plan,” “project,” “will,” “believe,” and other terms that are forward-looking in nature. Such forward-looking statements include, but are not limited to, the Company’s expectations, strategies and operations.

Gran Tierra believes the material factors, expectations and assumptions reflected in the forward-looking statements are reasonable at this time but no assurance can be given that these factors, expectations and assumptions will prove to be correct.

Among the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements in this press release are the risk factors detailed from time to time in Gran Tierra’s periodic reports filed with the Securities and Exchange Commission, including, without limitation, under the caption "Risk Factors" in Gran Tierra's Annual Report on Form 10-K for the year ended December 31, 2018 filed February 27, 2019 and its Quarterly Reports on Form 10-Q. These filings are available on the SEC website at http://www.sec.gov and on SEDAR at www.sedar.com.

All forward-looking statements included in this press release are made as of the date of this press release and the fact that this press release remains available does not constitute a representation by Gran Tierra that Gran Tierra believes these forward-looking statements continue to be true as of any subsequent date. Actual results may vary materially from the expected results expressed in forward-looking statements. Gran Tierra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable securities laws. Gran Tierra’s forward-looking statements are expressly qualified in their entirety by this cautionary statement.